Exhibit 10.1

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of February 13, 2013, by and between Square 1 Bank (the “Bank”) and Local Corporation, Krillion, Inc. and Screamin Media Group, Inc. (collectively known as, the “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 3, 2011 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms shall have the same meaning as given to them in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1)	Section 6.2(a) of the Agreement is hereby amended and restated, as follows:

(a) Within 10 days after the 1st day and the 15th day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings by invoice date of accounts receivable and accounts payable and an updated schedule of deferred revenue (collectively, the “Monthly Reporting”); provided, however, that if Borrower’s Liquidity Ratio is greater than 1.50 to 1.00, Borrower shall only be required to deliver the Borrowing Base Certificate and the Monthly Reporting required pursuant to the terms of this Section 6.2(a) within 10 days after the 1st day of each month.

2)	Section 6.7(a) of the Agreement is hereby amended and restated, as follows:

(a) EBITDA. For the corresponding months set forth in the table immediately below, calculated on a cumulative year-to-date basis, an Adjusted EBITDA of not less than the amounts shown. Minimum amounts for future years shall be set by Bank in an amendment of this Agreement, which Borrower hereby agrees to execute, following Bank’s receipt from Borrower of Borrower’s financial and operating plan for such year, which shall be approved by Borrower’s board of directors and delivered to Bank no later than January 15th of each year during the term of this Agreement.

A	B
Applicable Month	Minimum Adjusted EBITDA
January 31, 2013	($670,621)
February 28, 2013	($1,270,147)
March 31, 2013	($1,718,606)
April 30, 2013	($1,949,271)
May 31, 2013	($1,946,429)
June 30, 2013	($2,201,263)
July 31, 2013	($2,111,914)
August 31, 2013	($1,992,585)
September 30, 2013	($2,266,558)
October 31, 2013	($1,870,790)
November 30, 2013	($1,480,393)
December 31, 2013	($1,384,644)

3)	The following definitions in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Adjusted EBITDA” means with respect to any fiscal period an amount equal to earnings before the sum of (a) tax, plus (b) depreciation and amortization, plus (c) interest, non-Cash expenses and non-Cash warrant revaluation, plus (d) any increase (or minus any decrease) in deferred revenues plus (e) any non-Cash stock compensation expenses, and, as appropriate, (f) minus any increase or plus any decrease in Capitalized Expenditures, plus (g) any other non-Cash expenses.

“Formula Revolving Maturity Date” means February 3, 2015.

“Non-Formula Revolving Maturity Date” means February 3, 2015.

4)	The following definition is hereby added to Exhibit A to the Agreement, as follows:

“Capitalized Expenditures” means current period unfinanced cash expenditures that are capitalized and amortized over a period of time in accordance with GAAP, including but not limited to capitalized cash expenditures for capital equipment, capitalized manufacturing and labor costs as they relate to inventory, and software development.

5)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

7)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)	payment for all Bank Expenses, including Bank’s expenses in the documentation of this Amendment and any related documents, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LOCAL CORPORATION		SQUARE 1 BANK

By:	/s/ Kenneth S. Cragun	By:	/s/ Patrick Cahill
Name:	Kenneth S. Cragun	Name:	Patrick Cahill
Title:	CFO	Title:	AVP

KRILLION, INC.

By:	/s/ Kenneth S. Cragun
Name:	Kenneth S. Cragun
Title:	CFO

SCREAMIN MEDIA GROUP, INC.

By:	/s/ Kenneth S. Cragun
Name:	Kenneth S. Cragun
Title:	CFO

[Signature Page to Fifth Amendment to Loan and Security Agreement]

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